Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NETGEAR, Inc. of our report dated February 18, 2020 relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in NETGEAR, Inc.’s Annual  Report on Form 10-K for the year ended December 31, 2019.

/s/PricewaterhouseCoopers LLP_____

PricewaterhouseCoopers LLP

San Jose, California

July 31, 2020